UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2012

CRYO-CELL International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23386	22-3023093
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

700 Brooker Creek Boulevard, Oldsmar, Florida	34677
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (813) 749-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 23, 2012, Linda Kelley, Ph.D., joined the Company as Chief Scientific Officer. Dr. Kelley is responsible for overseeing Cryo-Cell's state-of-the art laboratory, translational medicine initiatives and quality assurance program at its stem cell and cord blood banking facility in Oldsmar, Florida. She joins the company from the Dana Farber Cancer Institute at Harvard, where she was the director of the Connell O'Reilly Cell Manipulation Core Facility.

Effective April 27, 2012, Julie Allickson, Vice President Laboratory Operations, Research & Development resigned from her position with Cryo-Cell International, Inc. ("Cryo-Cell", "the Company").

Item 9.01. Financial Statements and Exhibits.
Financial Statements of Businesses Acquired.	Not Applicable.
Pro Forma Financial Information	Not Applicable.
Shell Company Transactions	Not Applicable.
Exhibit No.	Description
99.1	Press Release dated May 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cryo-Cell International, Inc.
DATE: May 3, 2012	By:	/s/ Jill Taymans
Jill Taymans
Vice President, Finance, Chief Financial Officer

Exhibit 99.1

Cryo-Cell International Taps Leader in Stem Cell Therapy to Serve as Chief Scientific Officer.

Dr. Linda Kelley joins company from Harvard's Dana Farber Cancer Institute.

OLDSMAR, Fla. (May 3, 2012) - Cryo-Cell International, Inc. announced the appointment of Linda Kelley, Ph.D., as chief scientific officer. Dr. Kelley is responsible for overseeing Cryo-Cell's state-of-the art laboratory, translational medicine initiatives and quality assurance program at its stem cell and cord blood banking facility in Oldsmar, Florida. She joins the company from the Dana Farber Cancer Institute at Harvard, where she was the director of the Connell O'Reilly Cell Manipulation Core Facility.

Dr. Kelley is an internationally recognized, cord blood stem cell scientist whose accomplishments have helped expand the scope of stem cell therapies from bone marrow transplantation to the treatment of heart, kidney, brain and other degenerative diseases. She was a member of the board of trustees of the Foundation for Accreditation of Cellular Therapy and chaired its Standards Committee. Dr. Kelley was one of 12 scientists selected by the Institute of Medicine of the National Academies of Science to serve on the panel that advised Congress on how to allocate $80 million in funding to optimally structure a national cord blood stem cell program.

While director of the Cell Therapy Facility at the University of Utah, she established that state's first umbilical cord blood collection program that enabled families to donate their children's cord blood to the national inventory. Dr. Kelley earned graduate and post-doctoral degrees in hematology and immunology at Vanderbilt University in Nashville, Tenn., where she also served as assistant professor in the Department of Medicine.

"As a leader in our field, Cryo-Cell is delighted to have someone of Dr. Kelley's caliber directing our laboratory and translational medicine initiatives. Her expertise will ensure that we continue to exceed the industry's quality standards and maintain our tradition of offering clients the absolute best in cord blood, cord tissue, and menstrual stem cell cryopreservation services," said David Portnoy, chairman and co-CEO at Cryo-Cell. "Under her guidance, Cryo-Cell will be propelled to the forefront of regenerative medicine."

Kelley replaces Julie Allickson, Ph.D., who is joining the Wake Forest Institute for Regenerative Medicine (WFIRM), where she will manage translational research. WFIRM is led by Anthony Atala, M.D., a Cryo-Cell board member and preeminent stem cell scientist.

"The opportunity to work in a cutting-edge facility with a staff that is exceptionally well trained was very attractive to me," said Dr. Kelley. "But equally important in my decision to join Cryo-Cell, was the commitment that co-CEOs David and Mark Portnoy have made to support the advancement of regenerative medicine through partnerships with Stanford University and private research facilities. Cryo-Cell is unique among stem cell cryopreservation firms in that regard."

About Cryo-Cell International, Inc.

Cryo-Cell International, Inc. was founded in 1989. In 1992, it became the first private cord blood bank in the world to separate and store stem cells. Today, Cryo-Cell has over 240,000 clients worldwide from 87 countries. Cryo-Cell's mission is to provide clients with state-of-the-art stem cell cryopreservation services and support the advancement of regenerative medicine.

Cryo-Cell operates in a facility that is compliant with Good Manufacturing Practice and Good Tissue Practice (cGMP/cGTP). It is ISO 9001:2008 certified and accredited by the American Association of Blood Banks. Cryo-Cell is a publicly traded company, OTC:QB Markets Group Symbol: CCEL. Expectant parents or healthcare professionals who wish to learn more about cord blood banking and cord blood banking prices may call 1-800-STOR-CELL (1-800-786-7235) or visit http://www.cryo-cell.com/.

Forward-Looking Statement

Statements wherein the terms "believes", "intends", "projects", "anticipates", "expects", and similar expressions as used are intended to reflect "forward-looking statements" of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements or paragraphs, many of which are outside the control of the Company. These uncertainties and other factors include the success of the Company's global expansion initiatives and product diversification, the Company's actual future ownership stake in future therapies emerging from its collaborative research partnerships, the success related to its IP portfolio, the Company's future competitive position in stem cell innovation, future success of its core business and the competitive impact of public cord blood banking on the Company's business, the Company's ability to minimize future costs to the Company related to R&D initiatives and collaborations and the success of such initiatives and collaborations, the success and enforceability of the Company's menstrual stem cell technology license agreements and umbilical cord blood license agreements and their ability to provide the Company with royalty fees, the ability of the reproductive tissue storage to generate new revenues for the Company and those risks and uncertainties contained in risk factors described in documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed by the Company. The Company disclaims any obligations to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.Contact:

David Portnoy

Cryo-Cell International, Inc.

813-749-2100

dportnoy@cryo-cell.com